UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023

J&J SNACK FOODS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	000-14616	22-1935537
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Organization)	File Number)	Identification No.)

6000 Central Highway, Pennsauken, New Jersey 08109
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (856) 665-9533

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	JJSF	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2023, J & J Snack Foods Corp. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Daniel Fachner, President and Chief Executive Officer of the Company (“Mr. Fachner” and, together with the Company, the “Parties”). The Agreement is for an initial term of four (4) years, (the “Term”) subject to an extension of the Term upon mutual written agreement of the Parties. If the Agreement is not renewed prior to the expiration of the Term, the Agreement shall expire, Mr. Fachner’s employment will end and he may be eligible to receive certain post-employment severance benefits as set forth in the Agreement and discussed below.

During Mr. Fachner’s employment, the Agreement provides for, among other things, (1) an annual Base Salary (as defined in the Agreement) of at least nine hundred fifty thousand dollars ($950,000.00), subject to review and adjustments by the Compensation Committee of the Company's Board of Directors (the "Committee") on the same basis as other similarly situated Company executives; (2) an Annual Bonus (as defined in the Agreement), with an annual target bonus no less than the annual Base Salary, payable in an amount determined by the Committee and earned only if Mr. Fachner remains employed through the last day of the applicable fiscal year; (3) an annual equity incentive award of not less than one million five hundred thousand dollars ($1,500,000.00); and (4) paid time off and other benefits on the same basis generally made available to other, similarly situated Company executives.

If Mr. Fachner remains employed by the Company for the entire Term and the Company obtains a target EBITDA of six hundred million dollars ($600,000,000.00) in the aggregate over the course of the fiscal years ending in 2023, 2024, 2025 and 2026, he shall earn a Milestone Bonus (as defined in the Agreement) of five million dollars ($5,000,000.00), provided that he executes a separation and general release agreement following his last date of employment at the expiration of the Term. If earned, the Milestone Bonus shall be due and payable to Mr. Fachner no later than February 28, 2027.

In the event that the Agreement is terminated prior to the expiration of the Term or not-renewed, Mr. Fachner will be eligible to receive one of three severance packages, depending upon the timing and reason for his termination or non-renewal, provided that he executes and does not revoke a separation and general release agreement following his last date of employment. The components of each severance package are described below:

Severance Package III. In the event that Mr. Fachner’s employment is terminated by the Company without Cause, or by Mr. Fachner due to a Change in Control or for Good Reason, he will be entitled to receive Severance Package III, which includes the following benefits: (i) Base Salary through the date of termination, compensation for accrued, unused paid time off, and reimbursement for any unreimbursed business expenses and all compensation due to Mr. Fachner under any of the Company’s benefit plans (collectively the “Accrued Obligations”); (ii) the greater of Base Salary in effect immediately prior to such termination for (a) the remainder of the Term and (b) three (3) years, consistent with the Company’s payroll practices and applicable tax laws; (iii) a lump sum bonus, payable within 30 days of separation of employment subject to applicable tax laws, equal to three (3) times the greater of Mr. Fachner’s (a) most recent Annual Bonus and (b) the Annual Bonus received immediately prior to his most recent Annual Bonus; (iv) vesting of all issued and outstanding stock incentive and stock option awards according to their original vesting schedule, without regard to Mr. Fachner’s termination of employment (the “Equity Benefit”); and (v) Company paid COBRA premiums during the period within which Mr. Fachner is eligible to receive COBRA by law (“COBRA Benefit”).

Severance Package II. In the event of termination of the Agreement by the Company due to Mr. Fachner’s Disability or death, he will be entitled to receive Severance Package II, which includes the following benefits: (i) the Accrued Obligations; (ii) the Equity Benefit; (iii) the COBRA Benefit; (iv) the greater of Base Salary in effect immediately prior to such termination for (a) the remainder of the Term and (b) two (2) years, consistent with the Company’s payroll practices and applicable tax laws; and (v) a lump sum bonus, payable within 30 days of separation of employment subject to applicable tax laws, equal to two (2) times the greater of Mr. Fachner’s (a) most recent Annual Bonus and (b) the Annual Bonus received immediately prior to his most recent Annual Bonus.

Severance Package I. In the event that the Agreement is not renewed by the Company or terminated by Mr. Fachner without Good Reason, or due to Mr. Fachner’s Retirement after completion of at least two (2) years of the Term, Mr. Fachner will be eligible to receive Severance Package I, which shall include the following benefits: (i) the Accrued Obligations; (ii) Equity Benefit; (iii) COBRA Benefit; (iv) continuation of Base Salary for one (1) year consistent with the Company’s payroll practices and applicable tax laws; and (v) a lump sum bonus, payable within thirty (30) days of separation of employment subject to applicable tax laws, equal to the greater of Mr. Fachner’s (a) most recent Annual Bonus and (b) the Annual Bonus received immediately prior to his most recent Annual Bonus.

In the event that Mr. Fachner’s employment is terminated (A) by the Company for Cause, (B) as a result of non-renewal either by Mr. Fachner or upon mutual agreement of the Parties, or (C) due to Mr. Fachner’s termination without Good Reason or Retirement prior to the completion of at least two (2) years of the Term, Mr. Fachner will not be entitled to receive Severance Packages I, II or III outlined above.

Following separation from employment for any reason, Mr. Fachner is subject to a twenty-four (24) month non-compete and employee and customer non-solicitation provision.

The foregoing summary is not complete and is subject to and qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Executive Employment Agreement, dated February 14, 2023, by and between J & J Snack Foods Corp. and Daniel Fachner
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J & J SNACK FOODS CORP.

Date: February 17, 2023	By:	/s/ Michael A. Pollner
Michael A. Pollner
Senior Vice President, General Counsel and Secretary